UNITED STATES
                        SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C. 20549


                                     FORM 8-K

                                  CURRENT REPORT

      Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): October 28, 2004


                                    VIACOM INC.
              (Exact name of registrant as specified in its charter)


            Delaware                001-09553                04-2949533
  (State or other jurisdiction     (Commission              (IRS Employer
        of incorporation)          File Number)         Identification Number)


                1515 Broadway, New York, NY                 10036
           (Address of principal executive offices)       (Zip Code)


                                (212) 258-6000
             (Registrant's telephone number, including area code)


         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):
[ ]  Written communications pursuant to Rule 425 under the Securities Act
     (17 CFR 230.425)
[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act
     (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01   Entry into a Material Definitive Agreement.

     On October 28, 2004, the Registrant, NAIRI, Inc.("NAIRI") and National Amusements, Inc. ("NAI" and, together with NAIRI and the direct and indirect wholly owned subsidiaries of NAIRI and NAI, "Seller"), entered into an agreement pursuant to which the Registrant has agreed to buy, and NAIRI and NAI have agreed to sell, or cause their direct and indirect wholly owned subsidiaries to sell, a number of shares of the Registrant's Class B common stock (the "Class B Shares") each month such that Seller's ownership percentage of the Registrant's Class A common stock and the Registrant's Class B common stock considered as a single class shall not increase as a result of purchases of shares of the Registrant's common stock pursuant to the Registrant's stock purchase program.

     The purchase price for the Class B Shares purchased from Seller will be determined based on volume-weighted average trading prices for the Class B Shares as reported by Bloomberg for trades permitted under Rule 10b-18 of the Securities Exchange Act of 1934, as amended, on days on which the Registrant purchases the Registrant's common stock in the open market. The purchase price and number of Class B Shares to be purchased from Seller will be adjusted, if necessary, to take into account certain factors, such as the effect of dividends involving the Registrant's Class B Shares. The purchase of the Class B Shares from Seller will be settled on a monthly basis with the closing date to occur no later than the seventh business day of each month for purchases relating to the prior month. Any purchases of Class B Shares from Seller shall be subject to confirmation of certain tax matters with respect to the Registrant. The agreement will include a covenant that will restrict Seller's ability to purchase shares of the Registrant's common stock without the Registrant's consent or to sell shares of the Registrant's common stock other than to the Registrant in accordance with and subject to the terms of the agreement except as required pursuant to the terms of NAI's senior credit agreement.

     The agreement may be terminated (1) upon the joint written agreement of the Registrant, NAIRI and NAI, (2) 45 days after written notice by NAIRI and NAI, on the one hand, or the Registrant, on the other hand, (3) upon written notice by the Registrant if NAIRI and NAI have delivered a notice to the Registrant stating Seller's intention to sell shares of the Registrant's common stock pursuant to the terms of NAI's senior credit agreement, (4) upon written notice by NAIRI and NAI, on the one hand, or the Registrant, on the other hand, if there shall be any law or regulation that makes consummation of the transactions contemplated by the agreement illegal or otherwise prohibited or if consummation of the transactions contemplated by the agreement would violate any nonappealable final order, decree or judgment of any court or governmental body having competent jurisdiction, (5) at the termination or completion of the Registrant's stock purchase program or (6) at the two-month anniversary of the effective date of the agreement in the event that the tax condition has not been satisfied or waived by such date. The term sheet reflecting this agreement is attached hereto as Exhibit 10.

     Mr. Sumner M. Redstone, Chairman of the Board and Chief Executive Officer of the Registrant, is the controlling shareholder of NAI, a closely held corporation. NAI is the controlling shareholder of NAIRI. Seller owns approximately 71% of the voting power of all classes of the Registrant's common stock, and approximately 12% of the Registrant's Class A common stock and Class B common stock on a combined basis. Mr. Redstone is Chairman and Chief Executive Officer of NAI and Chairman and President of NAIRI.

Item 9.01 Financial Statements and Exhibits.

(c)  Exhibits.

     Exhibit 10 Agreement Term Sheet among Viacom Inc., NAIRI, Inc. and National Amusements, Inc.

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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                           VIACOM INC.
                           (Registrant)



                           By: /s/ Michael D. Fricklas
                               -------------------------------------------------
                               Name:   Michael D. Fricklas
                               Title:  Executive Vice President, General
                                       Counsel and Secretary


Date:  October 28, 2004

                               Exhibit Index

Exhibit Number    Description of Exhibit

Exhibit 10 Agreement Term Sheet among Viacom Inc., NAIRI, Inc. and National Amusements, Inc.